Freeport Reports
Third-Quarter and Nine-Month 2026 Results
•Third-quarter 2026 consolidated copper and gold production in line with expectations
◦Copper sales volumes approximated prior estimates
◦Gold sales volumes impacted by previously reported timing of gold sales in Indonesia
•Ramp-up of mining operations in the Grasberg minerals district met expectations with significant growth expected in 2027 and 2028
•Operations at PTFI’s smelter re-commenced in late August 2026
•Advancing organic copper growth projects, including:
◦Opportunities for scaling innovative leach and technology initiatives in the Americas and potential significant brownfield expansions in the U.S.
◦Potential major expansion at El Abra in Chile
•Strong margins and cash flow generation; positive future outlook

•Net income attributable to common stock in third-quarter 2026 totaled $1.2 billion, $0.81 per share, and adjusted net income attributable to common stock totaled $1.3 billion, $0.88 per share.
•Consolidated production totaled 832 million pounds of copper, 234 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2026.
•Consolidated sales totaled 749 million pounds of copper, 105 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2026.
•Consolidated sales are expected to approximate 3.0 billion pounds of copper, 649 thousand ounces of gold and 93 million pounds of molybdenum for the year 2026, including 875 million pounds of copper, 300 thousand ounces of gold and 22 million pounds of molybdenum in fourth-quarter 2026.
•Average realized prices were $6.54 per pound for copper, $4,273 per ounce for gold and $32.46 per pound for molybdenum in third-quarter 2026.
•Average unit net cash costs were $2.07 per pound of copper in third-quarter 2026 and are expected to average $1.90 per pound of copper for the year 2026.
•Operating cash flows totaled $2.0 billion, net of $0.4 billion of working capital and other uses, in third-quarter 2026. Assuming prices of $6.50 per pound for copper, $4,000 per ounce for gold and $32.00 per pound for molybdenum in fourth-quarter 2026, operating cash flows are expected to approximate $8.5 billion, net of $0.6 billion of working capital and other uses, for the year 2026.
•Capital expenditures totaled $1.2 billion, including $0.7 billion for major mining projects, in third-quarter 2026. Capital expenditures are expected to approximate $4.4 billion, including $3.0 billion for major mining projects, for the year 2026.
•At September 30, 2026, consolidated debt totaled $9.4 billion and consolidated cash and cash equivalents totaled $4.3 billion. At September 30, 2026, net debt totaled $1.8 billion, excluding $3.2 billion of debt for PT Freeport Indonesia’s (PTFI) downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
•During third-quarter 2026, FCX purchased 1.4 million shares of its common stock for a total cost of $102 million ($70.75 average cost per share), bringing share purchases for the first nine months of 2026 to 4.9 million shares for $305 million ($62.69 average cost per share).

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PHOENIX, AZ, October 27, 2026 – Freeport (NYSE: FCX) reported third-quarter 2026 net income attributable to common stock of $1.2 billion, $0.81 per share, and adjusted net income attributable to common stock of $1.3 billion, $0.88 per share, after excluding after-tax net charges totaling $101 million, $0.07 per share, primarily for idle facility and restoration costs associated with PTFI’s September 2025 external mud rush incident. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.

Kathleen Quirk, President and Chief Executive Officer, said, “The Freeport team delivered strong financial results in the third quarter and achieved several important milestones to drive value and support future growth. We made continued steady progress with our Grasberg ramp-up and advanced innovative leach and technology initiatives in our Americas business to enhance performance and growth options. Favorable pricing for our products, particularly for copper and molybdenum, drove strong margins with substantial conversion to bottom-line results, highlighting the strength of our diversified portfolio. We remain focused on operational excellence, delivering growing volumes at Grasberg safely and sustainably and expanding production from our existing asset base to increase margins, cash flow and earnings. Freeport is strongly positioned as America’s Copper Champion® and as a global copper leader with large-scale, geographically diverse operations and a pipeline of attractive growth options to support a growing market and build value for stakeholders.”

SUMMARY FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Revenues[a,b]	$7,546	$6,972	$20,809	$20,282
Operating income[a,c]	$2,353	$1,972	$6,493	$5,707
Net income attributable to common stock[b,c,d]	$1,174	$674	$3,039	$1,798
Diluted net income per share of common stock[b,c,d]	$0.81	$0.46	$2.10	$1.24
Diluted weighted-average common shares outstanding	1,442	1,443	1,443	1,443
Operating cash flows[e]	$1,981	$1,689	$5,524	$4,942
Capital expenditures	$1,159	$1,056	$3,236	$3,489
At September 30:
Cash and cash equivalents	$4,335	$4,318	$4,335	$4,318
Total debt, including current portion	$9,398	$9,298	$9,398	$9,298

a.For segment financial results, refer to the supplemental schedule, “Business Divisions and Segments,” beginning on page X.
b.Includes favorable adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $52 million ($17 million to net income attributable to common stock or $0.01 per share) in third-quarter 2026, $11 million ($1 million to net income attributable to common stock or less than $0.01 per share) in third-quarter 2025, $58 million ($24 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2026 and $63 million ($21 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2025. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions to operating income totaling $24 million ($8 million to net income attributable to common stock or $0.01 per share) in third-quarter 2026, $13 million ($15 million to net income attributable to common stock or $0.01 per share) in third-quarter 2025, $76 million ($25 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2026 and $161 million ($58 million to net income attributable to common stock or $0.04 per share) for the first nine months of 2025. Refer to the supplemental schedule, “Deferred Profits,” on page X.
d.Includes after-tax net charges totaling $101 million ($0.07 per share) in third-quarter 2026, $48 million ($0.04 per share) in third-quarter 2025, $146 million ($0.10 per share) for the first nine months of 2026 and $72 million ($0.05 per share) for the first nine months of 2025, that are described in the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
e.Cash used for working capital totaled $0.4 billion in third-quarter 2026, $0.1 billion in third-quarter 2025, $0.8 billion for the first nine months of 2026 and $0.5 billion for the first nine months of 2025.

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SUMMARY OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Copper (millions of recoverable pounds)
Production	832	912	2,280	2,743
Sales, excluding purchases	749	977	2,116	2,865
Average realized price per pound	$6.54	$4.68	$6.25	$4.55
Site production and delivery costs per pound[a,b]	$3.24	$2.71	$3.27	$2.67
Unit net cash costs per pound[a,b]	$2.07	$1.40	$1.99	$1.51
Gold (thousands of recoverable ounces)
Production	234	287	523	891
Sales	105	336	349	986
Average realized price per ounce	$4,273	$3,539	$4,578	$3,359
Molybdenum (millions of recoverable pounds)
Production	22	22	67	67
Sales, excluding purchases	22	19	71	61
Average realized price per pound	$32.46	$24.07	$28.70	$22.22
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs (credits) by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Excludes idle facility, direct recovery and restoration costs associated with PTFI’s September 2025 external mud rush incident. Refer to “Adjusted Net Income,” beginning on page VII for a summary of these charges.

Consolidated Production and Sales Volumes
Copper
•Third-quarter 2026 production of 832 million pounds was in line with expectations, with slightly better results from Indonesia and South America operations offsetting lower production in the U.S. Third-quarter 2026 production exceeded sales by approximately 11%, primarily reflecting in-process inventories at smelting operations in Indonesia. Third-quarter 2026 sales of 749 million pounds were in line with the July 2026 estimate of 750 million pounds.
•As expected, third-quarter 2026 sales were below third-quarter 2025 sales of 1.0 billion pounds, primarily reflecting lower operating rates at PTFI during the ramp-up of the Grasberg Block Cave underground mine and timing of shipments.
Gold
•Third-quarter 2026 production of 234 thousand ounces was in line with expectations. Third-quarter 2026 sales of 105 thousand ounces were significantly below third-quarter 2026 production primarily resulting from in-process inventories at smelting and refining operations and timing of sales. Third-quarter 2026 gold sales were lower than the July 2026 estimate of 160 thousand ounces, primarily reflecting the timing of refined gold sales in Indonesia.
•Third-quarter 2026 sales were below third-quarter 2025 sales, reflecting the timing of sales and lower operating rates at PTFI during the ramp-up of the Grasberg Block Cave underground mine.
Molybdenum
•Third-quarter 2026 sales of 22 million pounds were in line with the July 2026 estimate and higher than third-quarter 2025 sales of 19 million pounds, primarily reflecting timing of shipments.
Consolidated sales volumes for the year 2026 are expected to approximate 3.0 billion pounds of copper, 649 thousand ounces of gold and 93 million pounds of molybdenum, including 875 million pounds of copper, 300 thousand ounces of gold and 22 million pounds of molybdenum in fourth-quarter 2026. With the projected significant increase in gold sales in fourth-quarter 2026, PTFI may sell gold in the export market to the extent not required by

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the domestic market. PTFI is seeking clarity from the Indonesia government on administrative procedures for PTFI’s refined gold exports since current regulations (specifying a 10% export duty) conflict with the terms in PTFI’s special mining business license (IUPK) (which do not require the payment of duties on refined gold exports).
Consolidated copper and gold production volumes for the year 2026 are expected to exceed sales volumes, reflecting deferrals of approximately 100 million pounds of copper and 70 thousand ounces of gold associated with inventory held at PTFI’s smelting operations.
Consolidated Unit Net Cash Costs
Consolidated unit net cash costs (net of by-product credits and excluding idle facility, direct recovery and restoration costs associated with the ramp-up of the Grasberg Block Cave underground mine) for FCX’s copper mines averaged $2.07 per pound of copper in third-quarter 2026, which was 4% above the July 2026 estimate of $2.00 per pound, primarily reflecting lower by-product credits as a result of the deferral of gold sales from third-quarter 2026 to fourth-quarter 2026.
Third-quarter 2026 average unit net cash costs were higher than third-quarter 2025 average unit net cash costs of $1.40 per pound of copper, primarily reflecting the impact of lower copper and gold volumes at PTFI and higher production costs, including for energy and other consumables.
During the ramp-up period of the Grasberg Block Cave underground mine and until PTFI’s operations return to normal capacity, a portion of PTFI's production and delivery costs will be recognized as idle facility costs, which are non-inventoriable. Idle facility, direct recovery and restoration costs totaled $244 million in third-quarter 2026, $934 million for the first nine months of 2026 and $171 million in both third-quarter 2025 and for the first nine months of 2025, which were excluded from consolidated net cash costs.
Based on achievement of current sales volume and cost estimates and assuming average prices of $4,000 per ounce of gold and $32.00 per pound of molybdenum in fourth-quarter 2026, consolidated unit net cash costs (net of by-product credits and excluding idle facility and restoration costs) for FCX’s copper mines are expected to average $1.90 per pound of copper for the year 2026 (including $1.68 per pound of copper in fourth-quarter 2026).
The impact of price changes on consolidated unit net cash costs for the year 2026 would approximate $0.01 per pound of copper for each $100 per ounce change in the average price of gold during fourth-quarter 2026 and $0.01 per pound of copper for each $2 per pound change in the average price of molybdenum during fourth-quarter 2026.
Projected sales volumes and unit net cash costs for the year 2026 are dependent on operational performance; the ramp-up of the Grasberg Block Cave underground mine and smelter at PTFI; impacts related to the conflict in the Middle East, including changes in energy costs and other consumables; weather-related conditions; timing of shipments and sales and other factors detailed in the “Cautionary Statement” below.
OPERATIONS
Leaching and Technology Innovation Initiatives. FCX is incorporating new applications, technologies and data analytics into its leaching processes across its United States (U.S.) and South America operations to strengthen long-term cost competitiveness and unlock significant value. Incremental copper production from these initiatives totaled 55 million pounds in third-quarter 2026 and 156 million pounds for the first nine months of 2026.
FCX is targeting an increase in production from these initiatives from the current run rate of approximately 220 million pounds of copper per annum to 300 million pounds in 2027, with potential for further significant increases in recoverable metal in future years. FCX continues to deploy large-scale testing of an internally developed additive at its Morenci operations, where early results have been encouraging. In addition, FCX has developed two customized additives that are being manufactured and are expected to be deployed at multiple stockpiles in the first half of 2027. Laboratory testing of these newly developed additives has demonstrated significant improvements in copper recoveries. FCX is also advancing projects to use heat sources to increase the temperature of its stockpiles to boost copper recoveries. Success with these initiatives has the potential to contribute to additions in recoverable copper in leach stockpiles and favorably impact average unit net cash costs.
In addition to its innovative leaching initiatives, FCX is pursuing opportunities to leverage new technologies and analytic tools in automation and operating practices with a goal of improving operating efficiencies and reducing costs and capital intensity of its current operations and future development projects. FCX believes its innovative leaching and technology initiatives will strengthen its operational performance and enhance opportunities for profitable growth.

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United States. FCX manages seven copper operations in the U.S. – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. FCX also operates a copper smelter and rod mill in Miami, Arizona, and a copper refinery and rod mill in El Paso, Texas. In addition to copper, certain of these operations produce molybdenum concentrate, gold and silver.
All of FCX’s U.S. operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Development Activities. FCX has substantial reserves, resources and future opportunities for organic growth in the U.S. associated with existing operations. Several initiatives are underway to target significant future growth in U.S. copper operations, including the leaching and technology innovation initiatives discussed above.
FCX has conducted technical and economic studies to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. FCX expects to reach an investment decision on the expansion project in fourth-quarter 2026. The studies indicate the opportunity to construct new concentrating facilities to increase copper production by 200 to 250 million pounds per year and increase molybdenum production by 10 to 12 million pounds per year. Expanded operations would position Bagdad as the second-largest copper mine in the U.S. (behind FCX’s flagship Morenci mine) and among the lowest cost mines in FCX’s U.S. portfolio, and Bagdad would benefit from economies of scale, modernized operating models, improved efficiency and lower long-term unit net cash costs.
Capital cost estimates for the Bagdad expansion are being finalized, taking into account current estimates, including for materials, equipment and labor. Current estimates, which remain under review, indicate future incremental capital costs for a new concentrator, mining equipment and expanded infrastructure to approximate $4.5 billion. The project economics are supported at an incentive copper price of approximately $4.00 per pound and would require three to four years to complete. The decision to proceed with and timing of the potential expansion will take into account overall copper market conditions and other factors.
FCX is advancing pre-feasibility studies in the Safford/Lone Star district to define a potential significant expansion opportunity. Positive drilling conducted in recent years indicates a large, mineralized district with opportunities to pursue a large expansion project. FCX expects to complete initial studies in 2027. The decision to proceed with and timing of the potential expansion will take into account results of technical and economic studies, overall copper market conditions and other factors.
Operating Data. Following is summary consolidated operating data for the U.S. copper mines:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Copper (millions of recoverable pounds)
Production	321	330	962	967
Sales, excluding purchases	333	339	972	954
Average realized price per pound	$6.55	$4.92	$6.22	$4.78

Molybdenum (millions of recoverable pounds)
Production[a]	8	8	25	25

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.93	$3.59	$3.71	$3.51
By-product credits	(0.89)	(0.61)	(0.83)	(0.56)
Treatment charges	0.12	0.13	0.13	0.14
Unit net cash costs	$3.16	$3.11	$3.01	$3.09
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at FCX’s U.S. copper mines.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

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FCX’s consolidated copper sales volumes from its U.S. copper mines of 333 million pounds in third-quarter 2026 were slightly lower than third-quarter 2025 copper sales volumes of 339 million pounds. Consolidated copper sales from FCX’s U.S. copper mines are expected to approximate 1.3 billion pounds for the year 2026.
FCX’s U.S. copper mines faced challenging operating conditions in third-quarter 2026 associated with an increased frequency of extreme weather conditions, which adversely affected operating rates and productivity. Although third-quarter 2026 operating rates at FCX’s U.S. copper mines were 10% higher than those in third-quarter 2025, they were approximately 3% to 5% below expectations and operating rates achieved in second-quarter 2026.
Average unit net cash costs (net of by-product credits) for the U.S. copper mines of $3.16 per pound of copper in third-quarter 2026 were higher than third-quarter 2025 average unit net cash costs of $3.11 per pound of copper. Unit costs in third-quarter 2026 were adversely impacted by lower volumes from reduced productivity and higher costs for energy and other inputs, partially offset by higher by-product credits.
Based on achievement of current sales volume and cost estimates and assuming an average price of $32.00 per pound of molybdenum in fourth-quarter 2026, average unit net cash costs (net of by-product credits) for the U.S. copper mines are expected to approximate $3.08 per pound of copper for the year 2026. The U.S. copper mines’ average unit net cash costs for the year 2026 would change by approximately $0.01 per pound for each $2 per pound change in the average price of molybdenum in fourth-quarter 2026.
South America. FCX manages two copper operations in South America – Cerro Verde in Peru (55.66%-owned) and El Abra in Chile (51%-owned). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Development Activities. At the El Abra operations in Chile, FCX is advancing the permitting process for a significant expansion opportunity to include a major mill facility similar to the large-scale concentrator at Cerro Verde. The project could result in the addition of over 700 million pounds of copper production per year. In March 2026, El Abra submitted an environmental impact study to Chile regulatory authorities and continues to advance the regulatory process. Preliminary estimates, which remain under review, indicate project capital costs of approximately $7.5 billion (based on estimates prepared in 2024) with project economics supported using an incentive copper price of less than $4.00 per pound. The decision to proceed with and timing of the potential project will take into account required permitting, market conditions and other factors.
Operating Data. Following is summary consolidated operating data for South America operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Copper (millions of recoverable pounds)
Production	262	271	769	810
Sales	263	278	756	818
Average realized price per pound	$6.56	$4.60	$6.30	$4.46

Molybdenum (millions of recoverable pounds)
Production[a]	6	6	17	16

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.14	$2.75	$3.20	$2.75
By-product credits	(0.79)	(0.52)	(0.83)	(0.45)
Treatment charges	0.03	0.06	0.03	0.07
Royalty on metals	0.01	0.01	0.01	0.01
Unit net cash costs	$2.39	$2.30	$2.41	$2.38
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

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FCX’s consolidated copper sales volumes from South America operations of 263 million pounds in third-quarter 2026 were lower than third-quarter 2025 copper sales volumes of 278 million pounds, primarily reflecting slightly lower production resulting from lower ore grades and the timing of shipments. Copper sales from South America operations are expected to approximate 1.0 billion pounds for the year 2026.
Average unit net cash costs (net of by-product credits) for South America operations were $2.39 per pound of copper in third-quarter 2026 compared to average unit net cash costs of $2.30 per pound of copper in third-quarter 2025. In addition to the impact of lower volumes, unit net cash costs were impacted by higher costs for employee profit sharing at Cerro Verde, energy and other inputs, and maintenance and contractor costs at El Abra, partially offset by higher by-product credits.
Based on achievement of current sales volume and cost estimates and assuming an average price of $32.00 per pound of molybdenum in fourth-quarter 2026, average unit net cash costs (net of by-product credits) for South America operations are expected to approximate $2.59 per pound of copper for the year 2026. South America operations’ average unit net cash costs for the year 2026 would change by approximately $0.02 per pound for each $2 per pound change in the average price of molybdenum in fourth-quarter 2026.

Indonesia. PTFI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. In addition to copper and gold, the Grasberg minerals district also produces silver. With the completion of its downstream processing facilities, PTFI is a fully integrated producer of refined copper, gold and silver. FCX has a 48.76% ownership interest in PTFI and manages its operations. PTFI’s results are consolidated in FCX’s financial statements.
Operating, Development and Exploration Activities. Over a multi-year investment period, PTFI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, Deep Mill Level Zone (DMLZ) and Big Gossan) and completed related expansion of the milling facilities. At normal operating rates, PTFI’s underground operations produce approximately 1.7 billion pounds of copper and 1.3 million ounces of gold per year and are among the lowest-cost copper mining operations in the world.
PTFI has identified additional exploration targets to leverage its infrastructure in the Grasberg minerals district, including a potential extension below the DMLZ underground mine, which requires further drilling and evaluation.
Kucing Liar. Since 2022, PTFI has conducted long-term mine development activities at its Kucing Liar deposit in the Grasberg minerals district. PTFI’s long-term mine plans include a ramp-up of Kucing Liar, commencing in the 2030 timeframe, to a design capacity of approximately 130,000 metric tons of ore per day. The project start-up schedule is under review. Average annual production from Kucing Liar at full operating rates would approximate 750 million pounds of copper and 735 thousand ounces of gold and would enable continuity of large-scale production in the Grasberg minerals district.
As of September 30, 2026, PTFI has incurred approximately $1.6 billion for Kucing Liar development, and capital investments are estimated to approximate an additional $4 billion through 2033 (averaging approximately $0.5 billion per year).
Long-Term Mining Rights. In February 2026, FCX and PTFI entered into a Memorandum of Understanding (MOU) with the Indonesia government for a life of resource extension of operating rights in the Grasberg minerals district beyond the current expiration in 2041. Under the terms of the MOU, FCX would maintain its current ownership interest in PTFI of 48.76% through 2041 and hold approximately 37% beginning in 2042. The existing governance and operating structure, and terms of the existing shareholder agreement, IUPK and other agreements in effect will continue over the life of the resource.
An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
In June 2026, PTFI submitted its application for extension of its IUPK, and FCX and PTFI are working with the Indonesia government to complete the formal license process. The extension of operating rights and other terms are subject to, among other things, the Indonesia government’s issuance of an amended IUPK.

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Grasberg Block Cave Ramp-Up. Following the September 2025 external mud rush incident, PTFI has made significant progress with the ramp-up of the Grasberg Block Cave underground mine to achieve a safe and sustainable ramp-up to full operating capacity.
In third-quarter 2026, mill throughput averaged 141 thousand metric tons of ore per day (67% of capacity), including 70 thousand metric tons of ore per day from the Grasberg Block Cave underground mine. PTFI continues to expect to reach 80% of capacity in mid-2027 and approach full capacity by year-end 2027.
PTFI completed remediation and restoration activities required for the restart of Production Blocks 2 and 3 and commenced initial ramp-up activities at the end of March 2026. Upgrades to the material handling system at the Grasberg Block Cave haulage level have progressed on schedule with expected completion by early 2027. Preparations continue for the targeted restart of production from Production Block 1S by mid-2027.
Downstream Processing Facilities. PTFI’s smelter and PT Smelting, PTFI’s 66%-owned smelter and refinery in Gresik, Indonesia, smelt and refine copper concentrate from PTFI, and the Precious Metals Refinery (PMR) processes anode slimes from PTFI’s smelter and PT Smelting.
PTFI has combined smelting capacity, including PT Smelting, to produce up to approximately 800,000 metric tons of cathode annually, and the PMR is capable of processing all of PTFI’s gold production.
Following the September 2025 external mud rush incident, during the ramp-up period of the Grasberg Block Cave underground mine, smelting operations in Indonesia at both PTFI’s smelter and PT Smelting were adjusted as a result of limited copper concentrate availability. PT Smelting resumed operations in late 2025 and PTFI’s smelter successfully re-commenced operations in late August 2026. Ramp-up activities are proceeding in line with expectations.
FCX expects higher variability between PTFI’s production and sales until its downstream processing facilities achieve normalized operating rates.
Operating Data. Following is summary consolidated operating data for Indonesia operations:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Copper (millions of recoverable pounds)
Production	249		311		549		966
Sales	153		360		388		1,093
Average realized price per pound	$6.48		$4.52		$6.21		$4.42

Gold (thousands of recoverable ounces)
Production	229		281		505		876
Sales	98		332		332		975
Average realized price per ounce	$4,271		$3,535		$4,583		$3,357

Unit net cash credits per pound of copper[a]
Site production and delivery, excluding adjustments[b]	$1.92		$1.84		$2.28		$1.88
By-product credits	(3.52)		(3.52)		(4.57)		(3.16)
Treatment charges[b]	0.39	[c]	0.09	[d]	0.47	[c]	0.16	[d]
Export duties	0.01		0.38		—		0.31
Royalty on metals	0.36		0.29		0.42		0.28
Unit net cash credits	$(0.84)		$(0.92)		$(1.40)		$(0.53)
a.For a reconciliation of unit net cash credits per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Excludes idle facility, direct recovery and restoration costs associated with the September 2025 external mud rush incident. Refer below and to “Adjusted Net Income,” beginning on page VII for a summary of these charges.

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c.Reflects downstream tolling fees and operating costs and does not represent market treatment and refining rates. Favorable offsets associated with incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities are included in revenues and by-product credits.
d.Excludes $0.11 per pound of copper in third-quarter 2025 and $0.04 per pound of copper for the first nine months of 2025 associated with PT Smelting's planned maintenance and idle facility related tolling fees.
PTFI’s consolidated sales volumes of 153 million pounds of copper and 98 thousand ounces of gold in third-quarter 2026 were lower than third-quarter 2025 sales volumes of 360 million pounds of copper and 332 thousand ounces of gold, primarily reflecting lower operating rates at PTFI during the ramp-up of the Grasberg Block Cave underground mine. Third-quarter 2026 gold sales volumes were also impacted by the deferral of approximately 60 thousand ounces of refined gold from third-quarter 2026 to fourth-quarter 2026.
In Indonesia, abnormally dry weather conditions have been generally favorable for mining but present various challenges in the milling process. Water availability for the operations and site infrastructure are being actively managed with limited impacts to production to date. Extended periods without precipitation may impact future mill rates and mitigation efforts will continue to be implemented during this period.
PTFI’s unit net cash credits (including by-product credits) of $0.84 per pound of copper in third-quarter 2026 were lower than third-quarter 2025 unit net cash credits of $0.92 per pound of copper, primarily reflecting lower copper and gold volumes.
During the ramp-up period of the Grasberg Block Cave underground mine and until PTFI’s operations return to normal capacity, a portion of PTFI’s production and delivery costs will be recognized as idle facility costs, which are non-inventoriable. Idle facility, direct recovery and restoration costs totaled $244 million ($1.59 per pound of copper) in third-quarter 2026, $934 million ($2.40 per pound of copper) for the first nine months of 2026 and $171 million in both third-quarter 2025 ($0.47 per pound of copper) and for the first nine months of 2025 ($0.16 per pound of copper), which were excluded from PTFI's unit net cash credits.
Consolidated sales volumes from PTFI are expected to approximate 0.7 billion pounds of copper and 632 thousand ounces of gold for the year 2026. Copper and gold production volumes for the year 2026 are expected to exceed sales volumes, reflecting deferrals of approximately 100 million pounds of copper and 70 thousand ounces of gold associated with inventory held at PTFI’s smelting operations.
Based on achievement of current sales volume and cost estimates and assuming an average price of $4,000 per ounce of gold in fourth-quarter 2026, average unit net cash credits (including by-product credits and excluding idle facility and restoration costs) for PTFI are expected to approximate $1.25 per pound of copper for the year 2026. PTFI’s average unit net cash credits for the year 2026 would change by approximately $0.04 per pound of copper for each $100 per ounce change in the average price of gold in fourth-quarter 2026.
Molybdenum Mines. FCX operates two wholly owned primary molybdenum operations in Colorado – the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s U.S. copper mines and Cerro Verde mine is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in both the third quarters of 2026 and 2025. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the primary molybdenum operations and at FCX’s U.S. copper mines and Cerro Verde mine, which are presented on page 3.
Average unit net cash costs for the Molybdenum mines of $20.04 per pound of molybdenum in third-quarter 2026 were higher than average unit net cash costs of $19.41 per pound in third-quarter 2025, primarily reflecting higher costs for supplies, labor and energy. Average unit net cash costs for the Molybdenum mines are expected to approximate $18.66 per pound of molybdenum for the year 2026, based on achievement of current sales volume and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

9

LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At September 30, 2026, FCX had $4.3 billion in consolidated cash and cash equivalents. FCX also had $3.0 billion of availability under its revolving credit facility, and PTFI and Cerro Verde had $1.5 billion and $350 million, respectively, of availability under their revolving credit facilities.
Operating Cash Flows. In third-quarter 2026, FCX generated operating cash flows of $2.0 billion, net of $0.4 billion of working capital and other uses, and $5.5 billion, net of $0.8 billion of working capital and other uses, for the first nine months of 2026.
FCX’s consolidated operating cash flows are expected to approximate $8.5 billion for the year 2026, net of $0.6 billion of working capital and other uses, based on current sales volume and cost estimates, and assuming prices of $6.50 per pound of copper, $4,000 per ounce of gold and $32.00 per pound of molybdenum in fourth-quarter 2026. The impact of price changes during fourth-quarter 2026 on operating cash flows for the year 2026 would approximate $75 million for each $0.10 per pound change in the average price of copper, $25 million for each $100 per ounce change in the average price of gold and $12 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.2 billion in third-quarter 2026, including $0.7 billion for major mining projects, and $3.2 billion for the first nine months of 2026, including $2.0 billion for major mining projects.
Capital expenditures are expected to approximate $4.4 billion for the year 2026, including $3.0 billion for major mining projects. Projected capital expenditures for major mining projects include $1.4 billion for planned projects, primarily associated with underground mine development and supporting mill and power capital costs in the Grasberg minerals district and a leaching project at El Abra, and $1.6 billion for discretionary growth projects.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests’ share and withholding taxes, at September 30, 2026 (in billions):

Cash at domestic companies	$2.3
Cash at international operations	2.0
Total consolidated cash and cash equivalents	4.3
Noncontrolling interests’ share	(0.9)
Cash, net of noncontrolling interests’ share	3.4
Withholding taxes	(0.1)
Net cash available	$3.3
Debt. Following is a summary of consolidated debt and the weighted-average interest rates at September 30, 2026 (in billions, except percentages):

			Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$5.3		5.0%
Issued by PTFI	3.0		5.4%
Issued by Freeport Minerals Corporation	0.4		7.5%
PTFI revolving credit facility	0.3		5.6%
Atlantic Copper lines of credit and other	0.5		4.3%
Total consolidated debt	$9.4	[a]	5.2%
a.Does not sum because of rounding.
In September 2026, PTFI amended and restated its $1.75 billion, senior unsecured revolving credit facility to extend the maturity date from November 2028 to September 2031. The terms of the amended facility are substantially similar to PTFI’s prior facility. In addition, FCX’s and Cerro Verde’s revolving credit facilities were extended to 2031 earlier in 2026.

10

At September 30, 2026, there were (i) no borrowings and $5 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility, (ii) $250 million in borrowings outstanding under PTFI’s $1.75 billion revolving credit facility, and (iii) no borrowings outstanding under Cerro Verde’s $350 million revolving credit facility.
FCX’s consolidated debt has a weighted-average remaining maturity of approximately eight years. PTFI has $0.7 billion in scheduled senior note maturities in April 2027, and FCX has $0.6 billion in scheduled senior note maturities in the second half of 2027.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a solid balance sheet, providing cash returns to common stockholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to common stockholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding project debt for PTFI’s downstream processing facilities). FCX’s Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
During the first nine months of 2026, FCX returned $955 million to shareholders, consisting of $650 million in common stock dividends and $305 million in share repurchases.
Net Debt. At September 30, 2026, FCX’s net debt totaled $1.8 billion, which excludes $3.2 billion of debt for PTFI’s downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
Common Stock Dividends. On September 23, 2026, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on November 2, 2026, to common stockholders of record as of October 15, 2026. The declaration and payment of dividends (base or variable) are at the discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.
Share Repurchase Program. During third-quarter 2026, FCX purchased 1.4 million shares of its common stock for a total cost of $102 million ($70.75 average cost per share), bringing total purchases during the first nine months of 2026 to 4.9 million shares for a total cost of $305 million ($62.69 average cost per share).
At October 26, 2026, FCX has 1.4 billion shares of common stock outstanding and has purchased 56.8 million shares for a total cost of $2.3 billion ($40.58 average cost per share) under its $5.0 billion share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
CONFERENCE CALL
A conference call with securities analysts to discuss FCX’s third-quarter 2026 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing fcx.com. A replay of the webcast will be available through Friday, November 27, 2026.
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FREEPORT: Foremost in Copper
FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in the U.S. and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

11

By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.

Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to business outlook, strategy, goals or targets; restoration and remediation efforts, and ramp-up of production and downstream processing following the September 2025 external mud rush incident at PTFI’s Grasberg Block Cave underground mine and the anticipated impact on FCX’s business, production, sales, results of operations and operating plans; global market conditions, including trade policies; ore grades and milling rates; production and sales volumes; higher variability between PTFI production and sales; unit net cash costs (credits) and operating costs; capital expenditures; operating plans, including mine sequencing; cash flows; liquidity; the life of resource extension of operating rights in the Grasberg minerals district, including the extension of PTFI’s IUPK beyond 2041; timing of sales or shipments of inventoried production; FCX’s sustainability-related commitments, aspirations and targets; FCX’s overarching commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; achievement of FCX’s 2030 climate targets and its 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities and investment decisions; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to common stockholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; changes in export duties and tariff rates; production rates; timing of shipments and sales; reduced customer demand or capacity; changes in the terms of arrangements or contracts; PTFI’s ability to repair mud rush incident-related damage, implement enhanced operating procedures, safely restart with a ramp-up and achieve full operating rates of production and downstream processing on the expected timeline and optimize production plans; maintain relationships with commercial counterparties; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions, including market volatility regarding trade policies and tariff uncertainty; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory production; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PTFI’s IUPK to extend mining rights from 2031 through 2041; delays in Indonesia government approvals or failure to obtain Indonesia government approval, including on the terms of the MOU and relating to the amendment to the IUPK to extend PTFI’s operating rights beyond 2041; delays in consummating the terms of the MOU, including entering into any definitive agreements; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; impacts, expenses or results from litigation or investigations; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example, commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release. For forward-looking unit net cash costs (credits) per pound of copper and molybdenum measures, FCX is unable to provide a reconciliation to the most comparable GAAP measure without unreasonable effort because estimating such GAAP measures and providing a meaningful reconciliation is extremely difficult and requires a level of precision that is unavailable for these future periods, and the information needed to reconcile these measures is dependent upon future events, many of which are outside of FCX’s control as described above. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

12

FREEPORT
SELECTED OPERATING DATA

	Three Months Ended September 30,
	2026	2025	2026		2025
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
United States (U.S.)
Morenci (72%)[a]	121	126	123		130
Safford (100%)	82	75	83		75
Sierrita (100%)	46	48	47		48
Chino (100%)	33	35	37		37
Bagdad (100%)	29	37	32		40
Tyrone (100%)	7	7	7		8
Miami (100%)	2	3	3		3
Other (100%)	1	(1)	1		(2)
Total U.S.	321	330	333		339

South America
Cerro Verde (55.66%)[b]	219	228	225		232
El Abra (51%)	43	43	38		46
Total South America	262	271	263		278

Indonesia
Grasberg minerals district (48.76%)	249	311	153		360
Consolidated	832	912	749	[c]	977	[c]
Less noncontrolling interests	246	283	197		311
Net	586	629	552		666

Average realized price per pound			$6.54		$4.68

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S. (100%)	5	6	7		4
Indonesia (48.76%)	229	281	98		332
Consolidated	234	287	105		336
Less noncontrolling interests	117	144	50		170
Net	117	143	55		166

Average realized price per ounce			$4,273		$3,539

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	5	5	N/A		N/A
Henderson (100%)	3	3	N/A		N/A
U.S. copper mines (100%)[a]	8	8	N/A		N/A
Cerro Verde (55.66%)[b]	6	6	N/A		N/A
Consolidated	22	22	22		19
Less noncontrolling interests	2	2	2		2
Net	20	20	20		17

Average realized price per pound			$32.46		$24.07

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s interest in Cerro Verde is 55.66%, and prior to May 2026 it was 55.08%.

c. Consolidated sales volumes exclude purchased copper of 20 million pounds in third-quarter 2026 and 9 million pounds in third-quarter 2025.

I

FREEPORT
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	2026	2025	2026		2025
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
U.S.
Morenci (72%)[a]	353	368	359		365
Safford (100%)	232	210	230		205
Sierrita (100%)	135	137	135		135
Chino (100%)	117	106	120		105
Bagdad (100%)	97	117	99		115
Tyrone (100%)	21	24	21		25
Miami (100%)	6	7	7		7
Other (100%)	1	(2)	1		(3)
Total U.S.	962	967	972		954

South America
Cerro Verde (55.66%)[b]	631	654	623		654
El Abra (51%)	138	156	133		164
Total South America	769	810	756		818

Indonesia
Grasberg minerals district (48.76%)	549	966	388		1,093
Consolidated	2,280	2,743	2,116	[c]	2,865	[c]
Less noncontrolling interests	631	866	542		934
Net	1,649	1,877	1,574		1,931

Average realized price per pound			$6.25		$4.55

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S. (100%)	18	15	17		11
Indonesia (48.76%)	505	876	332		975
Consolidated	523	891	349		986
Less noncontrolling interests	259	449	170		500
Net	264	442	179		486

Average realized price per ounce			$4,578		$3,359

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	16	17	N/A		N/A
Henderson (100%)	9	9	N/A		N/A
U.S. copper mines (100%)[a]	25	25	N/A		N/A
Cerro Verde (55.66%)[b]	17	16	N/A		N/A
Consolidated	67	67	71		61
Less noncontrolling interests	7	7	7		7
Net	60	60	64		54

Average realized price per pound			$28.70		$22.22

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s interest in Cerro Verde is 55.66%, and prior to May 2026 it was 55.08%.

c. Consolidated sales volumes exclude purchased copper of 67 million pounds for the first nine months of 2026 and 110 million pounds for the first nine months of 2025.
II

FREEPORT
SELECTED OPERATING DATA (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
U.S.[a]
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	774,700	609,200	785,500	604,800
Average copper ore grade (%)	0.20	0.21	0.20	0.21
Copper production (millions of recoverable pounds)	221	213	640	607

Mill Operations
Ore milled (metric tons per day)	324,600	332,700	333,000	330,100
Average ore grades (%):
Copper	0.29	0.31	0.29	0.31
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	80.7	82.4	81.7	84.0
Production (millions of recoverable pounds):
Copper	147	166	459	503
Molybdenum	9	9	27	26

South America
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	175,400	124,500	145,500	158,400
Average copper ore grade (%)	0.30	0.47	0.36	0.40
Copper production (millions of recoverable pounds)	55	57	175	203

Mill Operations
Ore milled (metric tons per day)	429,200	421,000	422,000	412,400
Average ore grades (%):
Copper	0.30	0.31	0.29	0.30
Molybdenum	0.01	0.01	0.01	0.01
Copper recovery rate (%)	83.9	83.8	83.5	83.8
Production (millions of recoverable pounds):
Copper	207	214	594	607
Molybdenum	6	6	17	16

Indonesia
Ore extracted and milled (metric tons per day):
Deep Mill Level Zone underground mine	71,900	49,100	69,500	56,900
Grasberg Block Cave underground mine	69,500	104,200	42,500	104,100
Big Gossan underground mine	7,300	5,300	7,100	6,400
Other adjustments, including ore stockpiled	(7,400)	(1,100)	(100)	(200)
Total	141,300	157,500	119,000	167,200
Average ore grades:
Copper (%)	1.01	1.15	0.89	1.14
Gold (grams per metric ton)	0.69	0.81	0.61	0.80
Recovery rates (%):
Copper	89.1	88.0	89.6	88.0
Gold	78.5	76.1	79.3	75.7
Production (recoverable):
Copper (millions of pounds)	249	311	549	966
Gold (thousands of ounces)	229	281	505	876

Molybdenum[b]
Ore milled (metric tons per day)	31,600	34,100	31,000	33,100
Average molybdenum ore grade (%)	0.14	0.13	0.16	0.15
Molybdenum production (millions of recoverable pounds)	8	8	25	26

a.Amounts represent 100% operating data, including Morenci’s joint venture partners’ share.

b. Represents FCX’s primary molybdenum operations in Colorado.
III

FREEPORT
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	(In Millions, Except Per Share Amounts)
Revenues[a]	$7,546	$6,972	$20,809	$20,282
Cost of sales:
Production and delivery[b]	4,479	4,205	12,864	12,243
Depreciation, depletion and amortization (DD&A)	520	625	1,557	1,759
Total cost of sales	4,999	4,830	14,421	14,002
Selling, general and administrative expenses	131	131	428	412
Exploration and research expenses	55	55	146	140
Environmental obligations and shutdown costs	8	—	38	37
Gain on PT Freeport Indonesia (PTFI) mud rush incident insurance settlement	—	—	(699)	—
Gain on sale of assets	—	(16)	(18)	(16)
Total costs and expenses	5,193	5,000	14,316	14,575
Operating income	2,353	1,972	6,493	5,707
Interest expense, net[c]	(86)	(107)	(295)	(259)
Other income, net	25	59	58	158
Income before income taxes and equity in affiliated companies’ net earnings (losses)	2,292	1,924	6,256	5,606
Provision for income taxes[d]	(610)	(669)	(1,807)	(2,019)
Equity in affiliated companies’ net earnings (losses)	6	(8)	17	—
Net income	1,688	1,247	4,466	3,587
Net income attributable to noncontrolling interests[e]	(514)	(573)	(1,427)	(1,789)
Net income attributable to common stockholders[f,g]	$1,174	$674	$3,039	$1,798

Diluted net income per share attributable to common stock	$0.81	$0.46	$2.10	$1.24

Diluted weighted-average common shares outstanding	1,442	1,443	1,443	1,443

Dividends declared per share of common stock	$0.15	$0.15	$0.45	$0.45

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to “Derivative Instruments,” beginning on page IX.
b.Includes charges totaling (i) $44 million in third-quarter 2026, $43 million in third-quarter 2025, $108 million for the first nine months of 2026 and $131 million for the first nine months of 2025 for feasibility and optimization studies primarily associated with potential future expansion projects at FCX’s mining operations, and (ii) $22 million in third-quarter 2026, $83 million in third-quarter 2025, $30 million for the first nine months of 2026 and $185 million for the first nine months of 2025 for operational readiness and start-up costs associated with PTFI’s downstream processing facilities.
c.Consolidated interest costs (before capitalization) totaled $170 million in third-quarter 2026, $182 million in third-quarter 2025, $584 million for the first nine months of 2026 (which included $67 million of nonrecurring adjustments for prior period withholding taxes on PTFI’s senior notes) and $537 million for the first nine months of 2025.
d.For a summary of FCX’s income taxes, refer to “Income Taxes,” beginning on page VIII.
e.Net income attributable to noncontrolling interests is associated with PTFI, Cerro Verde and El Abra. For further discussion, refer to “Noncontrolling Interests,” on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to “Deferred Profits,” on page X.
g.Refer to “Adjusted Net Income,” beginning on page VII, for a summary of net charges impacting FCX’s consolidated statements of income.
IV

FREEPORT
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2026	2025
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,335	$3,824
Restricted cash and cash equivalents	279	230
Trade accounts receivable	880	977
Value-added and other tax receivables	748	686
Inventories:
Product	3,769	3,332
Materials and supplies, net	2,938	2,738
Mill and leach stockpiles	1,727	1,423
Other current assets	629	580
Total current assets	15,305	13,790
Property, plant, equipment and mine development costs, net	42,327	40,736
Long-term tax receivables	1,104	810
Long-term mill and leach stockpiles	1,024	1,173
Other assets	1,719	1,658
Total assets	$61,479	$58,167

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,727	$4,565
Current portion of debt	1,680	466
Accrued income taxes	590	456
Current portion of environmental and asset retirement obligations (AROs)	374	313
Dividends payable - common stock	218	219
Total current liabilities	7,589	6,019
Long-term debt, less current portion	7,718	8,913
Environmental and AROs, less current portion	5,609	5,541
Deferred income taxes	4,772	4,622
Long-term leases, less current portion	958	1,010
Other liabilities	1,220	1,296
Total liabilities	27,866	27,401

Equity:
Stockholders’ equity:
Common stock	163	163
Capital in excess of par value	23,674	23,680
Retained earnings	3,775	1,385
Accumulated other comprehensive loss	(302)	(305)
Common stock held in treasury	(6,329)	(6,024)
Total stockholders’ equity	20,981	18,899
Noncontrolling interests	12,632	11,867
Total equity	33,613	30,766
Total liabilities and equity	$61,479	$58,167

V

FREEPORT
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2026	2025
	(In Millions)
Cash flow from operating activities:
Net income	$4,466	$3,587
Adjustments to reconcile net income to net cash provided by operating activities:
DD&A	1,557	1,759
Gain on PTFI mud rush incident insurance settlement	(699)	—
Proceeds from PTFI mud rush incident insurance settlement	699	—
Gain on sale of assets	(18)	(16)
Net charges for environmental and AROs, including accretion	237	166
Payments for environmental and AROs	(151)	(177)
Stock-based compensation	131	98
Net charges for defined pension and postretirement plans	34	43
Pension plan contributions	(59)	(29)
Deferred income taxes	149	(16)
Charges for PTFI social investment programs	40	77
Payments for PTFI social investment programs	(35)	(44)
Other, net	18	(21)
Changes in working capital and other:
Accounts receivable	(30)	(408)
Inventories	(601)	(113)
Other current assets	(69)	46
Accounts payable and accrued liabilities	(64)	283
Accrued income taxes and timing of other tax payments	(81)	(293)
Net cash provided by operating activities	5,524	4,942

Cash flow from investing activities:
Capital expenditures:
U.S. copper mines	(827)	(843)
South America operations	(477)	(287)
Indonesia operations	(1,435)	(1,927)
Molybdenum mines	(69)	(74)
Other	(428)	(358)
Acquisition of additional ownership interest in Cerro Verde	(107)	—
Other, net	30	22
Net cash used in investing activities	(3,313)	(3,467)

Cash flow from financing activities:
Proceeds from debt	2,919	2,180
Repayments of debt	(2,904)	(1,843)
Finance lease payments	(32)	(24)
Cash dividends and distributions paid:
Common stock	(650)	(649)
Noncontrolling interests	(625)	(1,274)
Treasury stock purchases	(305)	(107)
Proceeds from exercised stock options	27	6
Payments for withholding of employee taxes related to stock-based awards	(44)	(22)
Debt issuance costs	(11)	—
Net cash used in financing activities	(1,625)	(1,733)

Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	586	(258)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of year	4,173	4,911
Cash and cash equivalents and restricted cash and cash equivalents at end of period[a]	$4,759	$4,653

a.Includes current and long-term restricted cash and cash equivalents of $0.4 billion at September 30, 2026, and $0.3 billion at September 30, 2025.
VI

FREEPORT
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended September 30,
	2026			2025
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$1,174	$0.81	N/A	$674	$0.46

PTFI mud rush incident - idle facility, direct recovery and restoration costs:
Production and delivery costs	(244)	(72)	(0.05)	(171)	(51)	(0.04)
DD&A	(64)	(19)	(0.01)	(24)	(7)	—
PTFI smelter fire insurance recoveries (repair costs, net)	9	3	—	(26)	(8)	(0.01)
Net adjustments to environmental obligations and litigation reserves	(1)	(1)	—	11	11	0.01
Oil and gas net charges[b]	(28)	(24)	(0.02)	(4)	(4)	—
Gain on sale of assets	—	—	—	16	16	0.01
PTFI historical tax matters[c]	—	14	0.01	—	—	—
Other net charges	(3)	(2)	—	—	(6)	—
Total net charges[f]	$(330)	$(101)	$(0.07)	$(197)	$(48)	$(0.04)

Adjusted net income attributable to common stock	N/A	$1,275	$0.88	N/A	$722	$0.50

	Nine Months Ended September 30,
	2026			2025
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$3,039	$2.10	N/A	$1,798	$1.24

PTFI mud rush incident - idle facility, direct recovery and restoration costs:
Production and delivery costs	$(934)	$(277)	$(0.19)	$(171)	$(51)	$(0.04)
DD&A	(236)	(70)	(0.05)	(24)	(7)	—
PTFI smelter fire insurance recoveries (repair costs, net)	9	3	—	(56)	(17)	(0.01)
Gain on PTFI mud rush incident insurance settlement	699	207	0.14	—	—	—
Net adjustments to environmental obligations and litigation reserves	(11)	(9)	(0.01)	8	8	0.01
Oil and gas net charges[b]	(28)	(24)	(0.02)	(17)	(17)	(0.01)
Gain on sale of assets	18	16	0.01	16	16	0.01
PTFI historical tax matters[c]	12	34	0.02	5	6	—
Cerro Verde historical tax matters[d]	22	12	0.01	—	—	—
Other net charges[e]	(58)	(38)	(0.03)	(17)	(11)	(0.01)
Total net charges[f]	$(505)	$(146)	$(0.10)	$(256)	$(72)	$(0.05)

Adjusted net income attributable to common stock	N/A	$3,185	$2.20	N/A	$1,870	$1.29
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.The third quarter and first nine months of 2026 primarily include charges for adjustments to oil and gas AROs including $24 million recorded to production and delivery costs and $4 million recorded to selling, general and administrative expenses.
The third quarter and first nine months of 2025 include charges to production and delivery costs primarily associated with impairments of oil and gas properties.
c.The third quarter and first nine months of 2026 include net tax credits of $31 million ($14 million net of noncontrolling interest) associated with income tax benefits related to smelter development attributable to the year 2025 (refer to “Income Taxes,” beginning on page VIII for additional information). The first nine months of 2026 also include net credits associated with PTFI’s 2022 corporate income tax audit. The first nine months of 2025 include net credits associated with PTFI’s 2020 corporate income tax audit.
In accordance with PTFI’s shareholder agreement, settlements of historical tax matters that originated before December 31, 2022, are attributed based on the economics from the initial period (as defined in the agreement, i.e. approximately 81% to FCX and 19% to PT Mineral Industri Indonesia).
VII

FREEPORT
ADJUSTED NET INCOME (continued)
d.The first nine months of 2026 include credits recorded to other income, net, for interest collected by Cerro Verde associated with the closure of its 2020 income tax audit.
e.The first nine months of 2026 primarily include charges for (i) inventory write-offs ($18 million to production and delivery costs), (ii) termination of a lease ($7 million to selling, general and administrative expenses), (iii) historical costs associated with withholding taxes on PTFI’s senior notes ($5 million to DD&A, $3 million to interest expense, net and $6 million to other income, net), (iv) historical costs of placing assets into service at our U.S. copper mines ($9 million to DD&A and $6 million to interest expense, net) and (v) debt extinguishment costs associated with revolving credit facilities ($3 million to other income, net).
The first nine months of 2025 include charges to production and delivery costs for the reversal of previously capitalized land lease costs associated with PTFI’s downstream processing facilities, partially offset by an adjustment to PTFI’s ARO.
f.May not sum because of rounding.

INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended September 30,
	2026				2025
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$678	11%	$(76)	[c]	$155	4%	$(6)
South America	1,036	39%	(407)		508	40%	(202)
Indonesia	627	30%	(190)	[d]	1,286	36%	(466)
Eliminations and other	(49)	N/A	13		(25)	N/A	12
Rate adjustment[e]	—	N/A	50		—	N/A	(7)
Continuing operations	$2,292	27%	$(610)		$1,924	35%	$(669)

	Nine Months Ended September 30,
	2026				2025
			Income Tax				Income Tax
	Income	Effective	(Provision)			Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		Income[a]	Tax Rate	Benefit
U.S.[b]	$1,727	8%	$(134)	[c]	$153	3%	$(4)
South America	2,607	40%	(1,031)		1,398	39%	(546)
Indonesia	1,962	33%	(656)	[d]	3,958	36%	(1,431)
Eliminations and other	(40)	N/A	16		97	N/A	(60)
Rate adjustment[e]	—	N/A	(2)		—	N/A	22
Continuing operations	$6,256	29%	$(1,807)		$5,606	36%	$(2,019)

a.Represents income (loss) before income taxes, equity in affiliated companies’ net earnings (losses), and noncontrolling interests.
b.In addition to FCX’s U.S. copper and molybdenum mines, the U.S. jurisdiction reflects non-operating sites and corporate-level expenses, which include interest expense associated with FCX’s senior notes and general and administrative expenses. Refer to “Business Divisions and Segments,” beginning on page X for additional information.
c.The U.S. income tax provision for the third quarter and first nine months of 2026 primarily relates to the U.S. Corporate Alternative Minimum Tax (CAMT) provisions, which do not benefit from regular tax U.S. net operating loss carryforwards.
d.In third-quarter 2026, PTFI received confirmation of income tax benefits associated with its smelter development, which includes benefits attributable to a six-year incentive period from 2025 through 2030. In third-quarter 2026, PTFI recognized tax benefits associated with the year 2025 and first nine months of 2026.
e.In accordance with applicable accounting standards, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

VIII

FREEPORT
INCOME TAXES (continued)
Assuming achievement of current sales volume and cost estimates and prices of $6.50 per pound for copper, $4,000 per ounce for gold and $32.00 per pound for molybdenum in fourth-quarter 2026, FCX estimates its consolidated effective tax rate for the year 2026 would approximate 30%, including estimated effective rates of 40% for Peru, 36% for Indonesia and 10% for the U.S. (associated with CAMT provisions). Changes in projected sales volumes, commodity prices, and the relative proportion of jurisdictional income during fourth-quarter 2026 could impact FCX’s consolidated effective tax rate for the year 2026.

NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in its financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion (excluding project debt for PTFI’s downstream processing facilities). FCX defines net debt as consolidated debt less consolidated cash and cash equivalents. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in millions):

	As of September 30, 2026
Current portion of debt	$1,680
Long-term debt, less current portion	7,718
Consolidated debt	9,398
Less: consolidated cash and cash equivalents	4,335
FCX net debt	5,063
Less: debt for PTFI’s downstream processing facilities	3,237	[a]
FCX net debt, excluding debt for PTFI’s downstream processing facilities	$1,826
a.Represents PTFI’s senior notes and $250 million of borrowings under PTFI’s revolving credit facility.

DERIVATIVE INSTRUMENTS
For the nine months ended September 30, 2026, FCX’s mined copper was sold 37% as cathode, 35% as rod, and 28% in concentrate. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average settlement copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement.
FCX’s average realized copper price was $6.54 per pound in third-quarter 2026, reflecting copper sales from South America and Indonesia operations that are generally based on quoted LME monthly average settlement copper prices, which averaged $6.40 per pound in third-quarter 2026, and copper sales from U.S. copper mines that are generally based on prevailing Commodity Exchange Inc. (COMEX) monthly average settlement copper prices, which averaged $6.48 per pound in third-quarter 2026.
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended September 30,
	2026				2025
	Prior Period[a]	Current Period[b]	Total		Prior Period[a]	Current Period[b]	Total
Revenues	$52	$64	$116		$11	$71	$82
Net income attributable to common stock	$17	$21	$38		$1	$24	$25
Diluted net income per share of common stock	$0.01	$0.01	$0.03	[c]	$—	$0.02	$0.02
a.Reflects adjustments to provisionally priced copper sales at June 30, 2026 and 2025.
b.Reflects adjustments to provisionally priced copper sales during the third quarters of 2026 and 2025.
c.Does not sum because of rounding.

IX

FREEPORT
DERIVATIVE INSTRUMENTS (continued)

	Nine Months Ended September 30,
	2026			2025
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$58	$174	$232	$63	$169	$232
Net income attributable to common stock	$24	$59	$82	$21	$56	$77
Diluted net income per share of common stock	$0.02	$0.04	$0.06	$0.01	$0.04	$0.05
a.Reflects adjustments to provisionally priced copper sales at December 31, 2025 and 2024.
b.Reflects adjustments to provisionally priced copper sales for the first nine months of 2026 and 2025.

At September 30, 2026, FCX had provisionally priced copper sales totaling 239 million pounds (134 million pounds net of intercompany sales and noncontrolling interests) recorded at an average price of $6.55 per pound, subject to final LME settlement prices over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $12 million effect on 2026 revenues ($4 million to net income attributable to common stock). The LME copper settlement price was $6.58 per pound on October 26, 2026.

DEFERRED PROFITS
FCX defers recognizing profits on intercompany sales from its mining operations to Atlantic Copper until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions to operating income totaling $24 million ($8 million to net income attributable to common stock) in third-quarter 2026, $13 million ($15 million to net income attributable to common stock) in third-quarter 2025, $76 million ($25 million to net income attributable to common stock) for the first nine months of 2026 and $161 million ($58 million to net income attributable to common stock) for the first nine months of 2025. FCX’s net deferred profits on inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $77 million ($25 million to net income attributable to common stock) at September 30, 2026. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests, which is primarily associated with PTFI, Cerro Verde and El Abra, totaled $514 million in third-quarter 2026 (which represented 22% of FCX’s consolidated income before income taxes), $573 million in third-quarter 2025 (which represented 30% of FCX’s consolidated income before income taxes), $1.4 billion for the first nine months of 2026 (which represented 23% of FCX’s consolidated income before income taxes) and $1.8 billion for the first nine months of 2025 (which represented 32% of FCX’s consolidated income before income taxes). Refer to “Business Divisions and Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments.
In May 2026, FCX increased its ownership interest in Cerro Verde from 55.08% to 55.66%.
Based on achievement of current sales volume and cost estimates, and assuming prices of $6.50 per pound of copper, $4,000 per ounce of gold and $32.00 per pound of molybdenum in fourth-quarter 2026, FCX estimates that net income attributable to noncontrolling interests will approximate $2.3 billion for the year 2026, which would represent approximately 24% of FCX’s consolidated income before income taxes. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors.

BUSINESS DIVISIONS AND SEGMENTS
FCX has organized its mining operations into four primary divisions – U.S. copper mines, South America operations, Indonesia operations and Molybdenum mines.
In the U.S., FCX operates seven copper operations – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico, and two molybdenum mines – Henderson and Climax in Colorado. A majority of the copper produced at the U.S. copper mines is cast into copper rod by the U.S. Rod & Refining operations.
In South America, FCX operates two copper operations – Cerro Verde in Peru and El Abra in Chile.
In Indonesia, PTFI operates the Grasberg minerals district. With the completion of its downstream processing facilities, PTFI is a fully integrated producer of refined copper, gold and silver.
X

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)
U.S. Rod & Refining consists of copper conversion facilities, including a refinery and two rod mills. These operations process copper produced at FCX’s U.S. copper mines and purchased copper into copper cathode and rod. At times, these operations refine copper and produce copper rod for customers on a toll basis.
Atlantic Copper in Spain smelts and refines copper concentrate and markets refined copper and precious metals in slimes.
Intersegment sales are based on terms similar to arm’s-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its business divisions and segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations in the below tables), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, some selling, general and administrative costs are not allocated to the business divisions and segments. Accordingly, the following information reflects management determinations that may not be indicative of what the actual financial performance of each business division and segment would be if it was an independent entity.
XI

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)

(in millions)											Atlantic	Corporate,
	U.S. Copper Mines			South America Operations						U.S.	Copper	Other
				Cerro			Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde	Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Three Months Ended September 30, 2026
Revenues:
Unaffiliated customers	$19	$31	$50	$1,392	$253	$1,645	$1,476		$—	$2,359	$1,249	$767	[a]	$7,546
Intersegment	864	1,623	2,487	358	—	358	—		233	10	4	(3,092)		—
Production and delivery	527	975	1,502	718	157	875	623	[b]	154	2,352	1,234	(2,261)		4,479
DD&A	61	93	154	89	18	107	210	[b]	24	1	6	18		520
Selling, general and administrative expenses	—	1	1	2	—	2	27		—	—	7	94		131
Exploration and research expenses	7	7	14	5	—	5	—		—	—	—	36		55
Environmental obligations and shutdown costs	—	(3)	(3)	—	—	—	—		—	—	—	11		8
Operating income (loss)	288	581	869	936	78	1,014	616		55	16	6	(223)		2,353
Interest expense, net	(1)	(1)	(2)	(4)	—	(4)	(4)		—	—	(10)	(66)		(86)
Other (expense) income, net	(1)	(9)	(10)	3	8	11	2		—	—	2	20		25
(Provision for) benefit from income taxes	—	—	—	(373)	(34)	(407)	(190)	[c]	—	—	1	(14)		(610)
Equity in affiliated companies’ net earnings	—	—	—	—	—	—	6		—	—	—	—		6
Net (income) loss attributable to noncontrolling interests	—	—	—	(266)	(16)	(282)	(239)		—	—	—	7		(514)
Net income attributable to common stockholders														$1,174
Total assets at September 30, 2026	3,630	7,892	11,522	9,176	2,538	11,714	28,581		2,012	418	2,136	5,096		61,479
Capital expenditures	85	246	331	84	108	192	463		20	14	73	66		1,159

Three Months Ended September 30, 2025
Revenues:
Unaffiliated customers	$46	$12	$58	$979	$204	$1,183	$2,675		$—	$1,774	$768	$514	[a]	$6,972
Intersegment	653	1,229	1,882	226	5	231	—		177	12	6	(2,308)		—
Production and delivery	499	895	1,394	636	166	802	1,024	[b]	150	1,773	753	(1,691)		4,205
DD&A	55	79	134	97	17	114	331	[b]	22	2	7	15		625
Selling, general and administrative expenses	—	1	1	2	—	2	36		—	—	7	85		131
Exploration and research expenses	11	4	15	3	—	3	2		—	—	—	35		55
Gain on sale of assets	—	—	—	—	—	—	—		—	—	—	(16)		(16)
Operating income (loss)	134	262	396	467	26	493	1,282		5	11	7	(222)		1,972
Interest expense, net	—	—	—	(5)	—	(5)	(25)		—	—	(8)	(69)		(107)
Other (expense) income, net	(1)	3	2	17	6	23	16		—	(1)	(1)	20		59
(Provision for) benefit from income taxes	—	—	—	(192)	(10)	(202)	(466)		—	—	3	(4)		(669)
Equity in affiliated companies’ net (losses) earnings	—	—	—	—	—	—	(9)		—	—	—	1		(8)
Net (income) loss attributable to noncontrolling interests	—	—	—	(143)	(2)	(145)	(436)		—	—	—	8		(573)
Net income attributable to common stockholders														$674
Total assets at September 30, 2025	3,289	7,342	10,631	8,290	2,147	10,437	27,464		2,037	389	1,615	4,255		56,828
Capital expenditures	66	249	315	99	11	110	483		28	19	42	59		1,056
XII

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)

(in millions)											Atlantic	Corporate,
	U.S. Copper Mines			South America Operations						U.S.	Copper	Other
				Cerro			Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde	Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Nine Months Ended September 30, 2026
Revenues:
Unaffiliated customers	$48	$50	$98	$3,769	$829	$4,598	$4,030		$—	$6,639	$3,239	$2,205	[a]	$20,809
Intersegment	2,367	4,552	6,919	849	—	849	1		649	31	13	(8,462)		—
Production and delivery	1,389	2,696	4,085	2,033	507	2,540	2,057	[b]	441	6,613	3,170	(6,042)		12,864
DD&A	185	269	454	257	60	317	632	[b]	70	4	20	60		1,557
Selling, general and administrative expenses	1	2	3	5	—	5	84		—	—	26	310		428
Exploration and research expenses	25	24	49	13	3	16	—		—	—	—	81		146
Environmental obligations and shutdown costs	—	(3)	(3)	—	—	—	—		—	—	—	41		38
Gain on PTFI mud rush incident insurance settlement	—	—	—	—	—	—	(699)		—	—	—	—		(699)
Gain on sale of assets	—	—	—	—	—	—	—		—	—	(18)	—		(18)
Operating income (loss)	815	1,614	2,429	2,310	259	2,569	1,957		138	53	54	(707)		6,493
Interest expense, net	(3)	(1)	(4)	(14)	—	(14)	(25)		—	—	(29)	(223)		(295)
Other (expense) income, net	(2)	(9)	(11)	14	13	27	(10)		—	(1)	9	44		58
Provision for income taxes	—	—	—	(917)	(114)	(1,031)	(656)	[c]	—	—	(6)	(114)		(1,807)
Equity in affiliated companies’ net earnings	—	—	—	—	—	—	16		—	—	—	1		17
Net (income) loss attributable to noncontrolling interests	—	—	—	(662)	(64)	(726)	(706)		—	—	—	5		(1,427)
Net income attributable to common stockholders														$3,039
Capital expenditures	179	648	827	240	237	477	1,435		69	42	196	190		3,236

Nine Months Ended September 30, 2025
Revenues:
Unaffiliated customers	$192	$184	$376	$2,732	$599	$3,331	$7,658		$—	$5,090	$2,335	$1,492	[a]	$20,282
Intersegment	1,706	3,202	4,908	593	127	720	4		534	29	12	(6,207)		—
Production and delivery	1,353	2,467	3,820	1,813	545	2,358	2,726	[b]	400	5,088	2,278	(4,427)	[d]	12,243
DD&A	151	225	376	282	56	338	906	[b]	74	4	21	40		1,759
Selling, general and administrative expenses	1	2	3	5	1	6	98		—	—	23	282		412
Exploration and research expenses	25	15	40	9	2	11	5		1	—	—	83		140
Environmental obligations and shutdown costs	(7)	—	(7)	—	—	—	—		—	—	—	44		37
Gain on sale of assets	—	—	—	—	—	—	—		—	—	—	(16)		(16)
Operating income (loss)	375	677	1,052	1,216	122	1,338	3,927		59	27	25	(721)		5,707
Interest expense, net	—	(1)	(1)	(13)	—	(13)	(50)		—	—	(26)	(169)		(259)
Other (expense) income, net	(3)	7	4	69	7	76	47		(1)	(2)	(20)	54		158
Provision for income taxes	—	—	—	(502)	(44)	(546)	(1,431)		—	—	(9)	(33)		(2,019)
Net income attributable to noncontrolling interests	—	—	—	(374)	(23)	(397)	(1,359)		—	—	—	(33)		(1,789)
Net income attributable to common stockholders														$1,798
Capital expenditures	195	648	843	251	36	287	1,927		74	62	130	166		3,489
XIII

FREEPORT
BUSINESS DIVISIONS AND SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by FCX’s primary molybdenum mines and certain of the U.S. copper mines and the Cerro Verde mine.
b.Includes idle facility, direct recovery and restoration costs associated with the September 2025 external mud rush incident. For a summary of these charges, refer to “Adjusted Net Income,” beginning on page VII.
c.Includes income tax benefits associated with PTFI’s smelter development. Refer to “Income Taxes,” beginning on page VIII for additional information.
d.Includes charges totaling $73 million associated with planned maintenance turnaround costs at the Miami smelter.

PRODUCT REVENUES AND PRODUCTION COSTS

FCX believes unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of its mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor its mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments result from prior period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net, which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as ARO accretion and other adjustments, inventory write-offs and adjustments, stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, operational readiness and start-up costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues	$2,177		$2,177	$267	$89	$2,533
Site production and delivery, before net noncash and other costs shown below	1,305		1,136	167	62	1,365
By-product credits	(296)		—	—	—	—
Treatment charges	41		38	—	3	41
Net cash costs	1,050		1,174	167	65	1,406
DD&A	154		138	11	5	154
Noncash and other costs, net	89	[c]	81	6	2	89
Total costs	1,293		1,393	184	72	1,649
Gross profit	$884		$784	$83	$17	$884

Copper sales (millions of recoverable pounds)	332		332
Molybdenum sales (millions of recoverable pounds)[a]				8

Gross profit per pound of copper/molybdenum:

Revenues	$6.55		$6.55	$31.54
Site production and delivery, before net noncash and other costs shown below	3.93		3.42	19.72
By-product credits	(0.89)		—	—
Treatment charges	0.12		0.11	—
Unit net cash costs	3.16		3.53	19.72
DD&A	0.46		0.42	1.29
Noncash and other costs, net	0.27	[c]	0.24	0.76
Total unit costs	3.89		4.19	21.77
Gross profit per pound	$2.66		$2.36	$9.77

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,533		$1,365	$154
Treatment charges	—		41	—
Noncash and other costs, net	—		89	—
Eliminations and other	4		7	—
U.S. copper mines	2,537		1,502	154
Other mining[d]	7,334		5,238	348
Corporate, other & eliminations[e]	(2,325)		(2,261)	18
As reported in FCX’s consolidated financial statements	$7,546		$4,479	$520

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 7 thousand ounces ($4,307 per ounce average realized price), silver sales of 0.5 million ounces ($63.46 per ounce average realized price) and related production costs.
c.Includes charges totaling $26 million ($0.08 per pound of copper) for feasibility and optimization studies and $22 million ($0.07 per pound of copper) for materials and supplies inventory write-offs.
d.Represents the combined total for FCX’s South America and Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
e.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues	$1,677		$1,677	$199	$60	$1,936
Site production and delivery, before net noncash and other costs shown below	1,225		1,081	151	44	1,276
By-product credits	(208)		—	—	—	—
Treatment charges	45		43	—	2	45
Net cash costs	1,062		1,124	151	46	1,321
DD&A	135		119	13	3	135
Noncash and other costs, net	63	[c]	59	3	1	63
Total costs	1,260		1,302	167	50	1,519
Gross profit	$417		$375	$32	$10	$417

Copper sales (millions of recoverable pounds)	341		341
Molybdenum sales (millions of recoverable pounds)[a]				8

Gross profit per pound of copper/molybdenum:

Revenues	$4.92		$4.92	$23.66
Site production and delivery, before net noncash and other costs shown below	3.59		3.17	17.94
By-product credits	(0.61)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	3.11		3.30	17.94
DD&A	0.40		0.35	1.51
Noncash and other costs, net	0.18	[c]	0.17	0.40
Total unit costs	3.69		3.82	19.85
Gross profit per pound	$1.23		$1.10	$3.81

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,936		$1,276	$135
Treatment charges	1		46	—
Noncash and other costs, net	—		63	—
Eliminations and other	3		9	(1)
U.S. copper mines	1,940		1,394	134
Other mining[d]	6,826		4,502	476
Corporate, other & eliminations[e]	(1,794)		(1,691)	15
As reported in FCX’s consolidated financial statements	$6,972		$4,205	$625

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 4 thousand ounces ($3,879 per ounce average realized price), silver sales of 0.4 million ounces ($45.99 per ounce average realized price) and related production costs.
c.Includes charges totaling $23 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s South America and Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
e.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.

XVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$6,043		$6,043	$730	$233	$7,006
Site production and delivery, before net noncash and other costs shown below	3,606		3,126	478	155	3,759
By-product credits	(811)		—	—	—	—
Treatment charges	130		121	—	9	130
Net cash costs	2,925		3,247	478	164	3,889
DD&A	454		396	37	21	454
Noncash and other costs, net	183	[c]	166	14	3	183
Total costs	3,562		3,809	529	188	4,526
Other revenue adjustments, primarily for pricing on prior period open sales	6		6	—	1	7
Gross profit	$2,487		$2,240	$201	$46	$2,487

Copper sales (millions of recoverable pounds)	971		971
Molybdenum sales (millions of recoverable pounds)[a]				25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$6.22		$6.22	$28.51
Site production and delivery, before net noncash and other costs shown below	3.71		3.22	18.68
By-product credits	(0.83)		—	—
Treatment charges	0.13		0.12	—
Unit net cash costs	3.01		3.34	18.68
DD&A	0.47		0.41	1.43
Noncash and other costs, net	0.19	[c]	0.17	0.56
Total unit costs	3.67		3.92	20.67
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$2.56		$2.31	$7.84

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$7,006		$3,759	$454
Treatment charges	—		130	—
Noncash and other costs, net	—		183	—
Other revenue adjustments, primarily for pricing on prior period open sales	7		—	—
Eliminations and other	4		13	—
U.S. copper mines	7,017		4,085	454
Other mining[d]	20,049		14,821	1,043
Corporate, other & eliminations[e]	(6,257)		(6,042)	60
As reported in FCX’s consolidated financial statements	$20,809		$12,864	$1,557

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 17 thousand ounces ($4,470 per ounce average realized price), silver sales of 1.4 million ounces ($67.03 per ounce average realized price) and related production costs.
c.Includes charges totaling $61 million ($0.06 per pound of copper) for feasibility and optimization studies and $22 million ($0.02 per pound of copper) for materials and supplies inventory write-offs.
d.Represents the combined total for FCX’s South America and Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
e.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.

XVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,579		$4,579	$525	$152	$5,256
Site production and delivery, before net noncash and other costs shown below	3,358		2,976	413	117	3,506
By-product credits	(530)		—	—	—	—
Treatment charges	130		124	—	6	130
Net cash costs	2,958		3,100	413	123	3,636
DD&A	376		337	31	8	376
Noncash and other costs, net	153	[c]	141	10	2	153
Total costs	3,487		3,578	454	133	4,165
Other revenue adjustments, primarily for pricing on prior period open sales	4		4	—	1	5
Gross profit	$1,096		$1,005	$71	$20	$1,096

Copper sales (millions of recoverable pounds)	957		957
Molybdenum sales (millions of recoverable pounds)[a]				25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.78		$4.78	$21.25
Site production and delivery, before net noncash and other costs shown below	3.51		3.11	16.73
By-product credits	(0.56)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	3.09		3.24	16.73
DD&A	0.39		0.35	1.28
Noncash and other costs, net	0.16	[c]	0.15	0.38
Total unit costs	3.64		3.74	18.39
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$1.15		$1.05	$2.86

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,256		$3,506	$376
Treatment charges	(9)		121	—
Noncash and other costs, net	—		153	—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—	—
Eliminations and other	32		40	—
U.S. copper mines	5,284		3,820	376
Other mining[d]	19,713		12,850	1,343
Corporate, other & eliminations[e]	(4,715)		(4,427)	40
As reported in FCX’s consolidated financial statements	$20,282		$12,243	$1,759

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold sales of 11 thousand ounces ($3,497 per ounce average realized price), silver sales of 1.4 million ounces ($38.92 per ounce average realized price) and related production costs.
c.Includes charges totaling $63 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s South America and Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
e.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XVIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,728		$1,728	$223	$1,951
Site production and delivery, before net noncash and other costs shown below	827		744	97	841
By-product credits	(210)		—	—	—
Treatment charges	9		9	—	9
Royalty on metals	3		3	—	3
Net cash costs	629		756	97	853
DD&A	107		95	12	107
Noncash and other costs, net	35	[b]	33	2	35
Total costs	771		884	111	995
Other revenue adjustments, primarily for pricing on prior period open sales	63		63	1	64
Gross profit	$1,020		$907	$113	$1,020

Copper sales (millions of recoverable pounds)	263		263

Gross profit per pound of copper:

Revenues, excluding adjustments	$6.56		$6.56
Site production and delivery, before net noncash and other costs shown below	3.14		2.83
By-product credits	(0.79)		—
Treatment charges	0.03		0.03
Royalty on metals	0.01		0.01
Unit net cash costs	2.39		2.87
DD&A	0.41		0.36
Noncash and other costs, net	0.13	[b]	0.12
Total unit costs	2.93		3.35
Other revenue adjustments, primarily for pricing on prior period open sales	0.24		0.24
Gross profit per pound	$3.87		$3.45

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,951		$841	$107
Treatment charges	(9)		—	—
Royalty on metals	(3)		—	—
Noncash and other costs, net	—		35	—
Other revenue adjustments, primarily for pricing on prior period open sales	64		—	—
Eliminations and other	—		(1)	—
South America operations	2,003		875	107
Other mining[c]	7,868		5,865	395
Corporate, other & eliminations[d]	(2,325)		(2,261)	18
As reported in FCX’s consolidated financial statements	$7,546		$4,479	$520

a.Includes silver sales of 0.9 million ounces ($61.76 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $14 million ($0.05 per pound of copper) for feasibility and optimization studies and $13 million ($0.05 per pound of copper) for materials and supplies inventory write-offs.
c.Represents the combined total for FCX’s U.S. copper mines, Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
d.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.

XIX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,278		$1,278	$154	$1,432
Site production and delivery, before net noncash and other costs shown below	764		690	86	776
By-product credits	(144)		—	—	—
Treatment charges	18		18	—	18
Royalty on metals	2		2	—	2
Net cash costs	640		710	86	796
DD&A	114		101	13	114
Noncash and other costs, net	26	[b]	25	1	26
Total costs	780		836	100	936
Other revenue adjustments, primarily for pricing on prior period open sales	—		—	2	2
Gross profit	$498		$442	$56	$498

Copper sales (millions of recoverable pounds)	278		278

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.60		$4.60
Site production and delivery, before net noncash and other costs shown below	2.75		2.49
By-product credits	(0.52)		—
Treatment charges	0.06		0.06
Royalty on metals	0.01		0.01
Unit net cash costs	2.30		2.56
DD&A	0.41		0.36
Noncash and other costs, net	0.10	[b]	0.09
Total unit costs	2.81		3.01
Other revenue adjustments, primarily for pricing on prior period open sales	—		—
Gross profit per pound	$1.79		$1.59

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,432		$776	$114
Treatment charges	(18)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		26	—
Other revenue adjustments, primarily for pricing on prior period open sales	2		—	—
South America operations	1,414		802	114
Other mining[c]	7,352		5,094	496
Corporate, other & eliminations[d]	(1,794)		(1,691)	15
As reported in FCX’s consolidated financial statements	$6,972		$4,205	$625

a.Includes silver sales of 0.9 million ounces ($44.89 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $18 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s U.S. copper mines, Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
d.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2026
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$4,761		$4,761	$655	$5,416
Site production and delivery, before net noncash and other costs shown below	2,422		2,148	316	2,464
By-product credits	(626)		—	—	—
Treatment charges	21		21	—	21
Royalty on metals	8		7	1	8
Net cash costs	1,825		2,176	317	2,493
DD&A	317		279	38	317
Noncash and other costs, net	79	[b]	73	6	79
Total costs	2,221		2,528	361	2,889
Other revenue adjustments, primarily for pricing on prior period open sales	47		47	13	60
Gross profit	$2,587		$2,280	$307	$2,587

Copper sales (millions of recoverable pounds)	756		756

Gross profit per pound of copper:

Revenues, excluding adjustments	$6.30		$6.30
Site production and delivery, before net noncash and other costs shown below	3.20		2.84
By-product credits	(0.83)		—
Treatment charges	0.03		0.03
Royalty on metals	0.01		0.01
Unit net cash costs	2.41		2.88
DD&A	0.42		0.36
Noncash and other costs, net	0.11	[b]	0.10
Total unit costs	2.94		3.34
Other revenue adjustments, primarily for pricing on prior period open sales	0.06		0.06
Gross profit per pound	$3.42		$3.02

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,416		$2,464	$317
Treatment charges	(21)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		79	—
Other revenue adjustments, primarily for pricing on prior period open sales	60		—	—
Eliminations and other	—		(3)	—
South America operations	5,447		2,540	317
Other mining[c]	21,619		16,366	1,180
Corporate, other & eliminations[d]	(6,257)		(6,042)	60
As reported in FCX’s consolidated financial statements	$20,809		$12,864	$1,557

a.Includes silver sales of 2.6 million ounces ($67.05 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $34 million ($0.04 per pound of copper) for feasibility and optimization studies, $13 million ($0.02 per pound of copper) for materials and supplies inventory write-offs and $10 million ($0.01 per pound of copper) for inventory write-offs.
c.Represents the combined total for FCX’s U.S. copper mines, Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
d.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.

XXI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$3,649		$3,649	$406	$4,055
Site production and delivery, before net noncash and other costs shown below	2,254		2,050	248	2,298
By-product credits	(364)		—	—	—
Treatment charges	54		54	—	54
Royalty on metals	6		5	1	6
Net cash costs	1,950		2,109	249	2,358
DD&A	338		304	34	338
Noncash and other costs, net	61	[b]	59	2	61
Total costs	2,349		2,472	285	2,757
Other revenue adjustments, primarily for pricing on prior period open sales	53		54	1	55
Gross profit	$1,353		$1,231	$122	$1,353

Copper sales (millions of recoverable pounds)	818		818

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.46		$4.46
Site production and delivery, before net noncash and other costs shown below	2.75		2.50
By-product credits	(0.45)		—
Treatment charges	0.07		0.07
Royalty on metals	0.01		0.01
Unit net cash costs	2.38		2.58
DD&A	0.42		0.37
Noncash and other costs, net	0.07	[b]	0.07
Total unit costs	2.87		3.02
Other revenue adjustments, primarily for pricing on prior period open sales	0.07		0.07
Gross profit per pound	$1.66		$1.51

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,055		$2,298	$338
Treatment charges	(54)		—	—
Royalty on metals	(6)		—	—
Noncash and other costs, net	—		61	—
Other revenue adjustments, primarily for pricing on prior period open sales	55		—	—
Eliminations and other	1		(1)	—
South America operations	4,051		2,358	338
Other mining[c]	20,946		14,312	1,381
Corporate, other & eliminations[d]	(4,715)		(4,427)	40
As reported in FCX’s consolidated financial statements	$20,282		$12,243	$1,759

a.Includes silver sales of 2.5 million ounces ($39.10 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $51 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s U.S. copper mines, Indonesia operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
d.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.

XXII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended September 30, 2026
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$993		$993		$418	$120	$1,531
Site production and delivery, before net noncash and other costs shown below	294		191		80	23	294
By-product credits	(540)		—		—	—	—
Treatment charges	60		39		16	5	60
Export duties	2		1		1	—	2
Royalty on metals	55		37		16	2	55
Net cash (credits) costs	(129)		268		113	30	411
DD&A	210	[b]	136		57	17	210
Noncash and other costs, net	269	[c]	175		73	21	269
Total costs	350		579		243	68	890
Other revenue adjustments, primarily for pricing on prior period open sales	—		—		1	1	2
Gross profit	$643		$414		$176	$53	$643

Copper sales (millions of recoverable pounds)	153		153
Gold sales (thousands of recoverable ounces)					98

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$6.48		$6.48		$4,271
Site production and delivery, before net noncash and other costs shown below	1.92		1.25		822
By-product credits	(3.52)		—		—
Treatment charges	0.39		0.25		167
Export duties	0.01		0.01		5
Royalty on metals	0.36		0.24		160
Unit net cash (credits) costs	(0.84)		1.75		1,154
DD&A	1.37	[b]	0.89		586
Noncash and other costs, net	1.75	[c]	1.14		750
Total unit costs	2.28		3.78		2,490
Other revenue adjustments, primarily for pricing on prior period open sales	—		—		12
Gross profit per pound/ounce	$4.20		$2.70		$1,793

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$1,531		$294		$210
Treatment charges	—		60	[d]	—
Export duties	(2)		—		—
Royalty on metals	(55)		—		—
Noncash and other costs, net	—		269		—
Other revenue adjustments, primarily for pricing on prior period open sales	2		—		—
Indonesia operations	1,476		623		210
Other mining[e]	8,395		6,117		292
Corporate, other & eliminations[f]	(2,325)		(2,261)		18
As reported in FCX’s consolidated financial statements	$7,546		$4,479		$520

a.Includes silver sales of 0.8 million ounces ($63.31 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes $64 million ($0.42 per pound of copper) of idle facility costs associated with the September 2025 external mud rush incident.
c.Includes $244 million ($1.59 per pound of copper) of idle facility and restoration costs associated with the September 2025 external mud rush incident and $22 million ($0.14 per pound of copper) for operational readiness and start-up costs associated with PTFI’s downstream processing facilities, partially offset by a $9 million ($0.06 per pound of copper) gain associated with insurance recoveries related to the October 2024 incident at PTFI’s smelter.
d.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees that are included in noncash and other costs, net (refer to note c above).
e.Represents the combined total for FCX’s U.S. copper mines, South America operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
f.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XXIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended September 30, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,624		$1,624		$1,172	$88	$2,884
Site production and delivery, before net noncash and other costs shown below	663		373		270	20	663
By-product credits	(1,265)		—		—	—	—
Treatment charges	32		18		13	1	32
Export duties	135		77		55	3	135
Royalty on metals	105		62		41	2	105
Net cash (credits) costs	(330)		530		379	26	935
DD&A	330	[b]	186		134	10	330
Noncash and other costs, net	315	[c]	177		128	10	315
Total costs	315		893		641	46	1,580
Other revenue adjustments, primarily for pricing on prior period open sales	13		13		4	1	18
Gross profit	$1,322		$744		$535	$43	$1,322

Copper sales (millions of recoverable pounds)	360		360
Gold sales (thousands of recoverable ounces)					332

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.52		$4.52		$3,535
Site production and delivery, before net noncash and other costs shown below	1.84		1.04		813
By-product credits	(3.52)		—		—
Treatment charges	0.09		0.05		39
Export duties	0.38		0.21		166
Royalty on metals	0.29		0.17		125
Unit net cash (credits) costs	(0.92)		1.47		1,143
DD&A	0.92	[b]	0.52		404
Noncash and other costs, net	0.88	[c]	0.49		386
Total unit costs	0.88		2.48		1,933
Other revenue adjustments, primarily for pricing on prior period open sales	0.04		0.04		11
Gross profit per pound/ounce	$3.68		$2.08		$1,613

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,884		$663		$330
Treatment charges	13		45	[d]	—
Export duties	(135)		—		—
Royalty on metals	(105)		—		—
Noncash and other costs, net	—		315		—
Other revenue adjustments, primarily for pricing on prior period open sales	18		—		—
Other	—		1		1
Indonesia operations	2,675		1,024		331
Other mining[e]	6,091		4,872		279
Corporate, other & eliminations[f]	(1,794)		(1,691)		15
As reported in FCX’s consolidated financial statements	$6,972		$4,205		$625

a.Includes silver sales of 1.8 million ounces ($40.81 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes $24 million ($0.07 per pound of copper) of idle facility costs associated with the September 2025 external mud rush incident.
c.Includes charges totaling (i) $171 million ($0.47 per pound of copper) for idle facility and direct recovery costs associated with the September 2025 external mud rush incident, (ii) $83 million ($0.23 per pound of copper) for operational readiness and start-up costs associated with PTFI’s downstream processing facilities (iii) $39 million ($0.11 per pound of copper) associated with PT Smelting planned maintenance and idle facility related tolling fees and (iv) $26 million ($0.07 per pound of copper) for remediation costs related to the October 2024 incident at PTFI’s smelter.
d.Primarily represents tolling costs paid to PT Smelting and excludes $39 million of tolling fees that were recognized as idle facility costs in noncash and other costs, net (refer to note c above) associated with PT Smelting’s planned maintenance turnaround.
e.Represents the combined total for FCX’s U.S. copper mines, South America operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
f.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XXIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Nine Months Ended September 30, 2026
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$2,412		$2,412		$1,520	$255	$4,187
Site production and delivery, before net noncash and other costs shown below	888		512		322	54	888
By-product credits	(1,776)		—		—	—	—
Treatment charges	181		104		66	11	181
Export duties	2		1		1	—	2
Royalty on metals	162		97		60	5	162
Net cash (credits) costs	(543)		714		449	70	1,233
DD&A	632	[b]	364		229	39	632
Noncash and other costs, net	991	[c]	571		360	60	991
Total costs	1,080		1,649		1,038	169	2,856
Other revenue adjustments, primarily for pricing on prior period open sales	9		9		1	—	10
Gross profit	$1,341		$772		$483	$86	$1,341

Copper sales (millions of recoverable pounds)	388		388
Gold sales (thousands of recoverable ounces)					332

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$6.21		$6.21		$4,583
Site production and delivery, before net noncash and other costs shown below	2.28		1.32		972
By-product credits	(4.57)		—		—
Treatment charges	0.47		0.27		198
Export duties	—		—		2
Royalty on metals	0.42		0.25		183
Unit net cash (credits) costs	(1.40)		1.84		1,355
DD&A	1.63	[b]	0.94		692
Noncash and other costs, net	2.55	[c]	1.47		1,084
Total unit costs	2.78		4.25		3,131
Other revenue adjustments, primarily for pricing on prior period open sales	0.02		0.02		4
Gross profit per pound/ounce	$3.45		$1.98		$1,456

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$4,187		$888		$632
Treatment charges	(3)		178	[d]	—
Export duties	(2)		—		—
Royalty on metals	(162)		—		—
Noncash and other costs, net	—		991		—
Other revenue adjustments, primarily for pricing on prior period open sales	10		—		—
Indonesia operations	4,031		2,057		632
Other mining[e]	23,035		16,849		865
Corporate, other & eliminations[f]	(6,257)		(6,042)		60
As reported in FCX’s consolidated financial statements	$20,809		$12,864		$1,557

a.Includes silver sales of 1.9 million ounces ($71.01 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes $236 million ($0.61 per pound of copper) of idle facility costs associated with the September 2025 external mud rush incident.
c.Includes $934 million ($2.40 per pound of copper) of idle facility and restoration costs associated with the September 2025 external mud rush incident and $30 million ($0.08 per pound of copper) for operational readiness and start-up costs associated with PTFI’s downstream processing facilities, partially offset by a $9 million ($0.02 per pound of copper) gain associated with insurance recoveries related to the October 2024 incident at PTFI’s smelter.
d.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees that are included in noncash and other costs, net (refer to note c above).
e.Represents the combined total for FCX’s U.S. copper mines, South America operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
f.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XXV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Nine Months Ended September 30, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$4,827		$4,827		$3,273	$159	$8,259
Site production and delivery, before net noncash and other costs shown below	2,052		1,199		813	40	2,052
By-product credits	(3,449)		—		—	—	—
Treatment charges	175		103		69	3	175
Export duties	337		196		134	7	337
Royalty on metals	304		179		122	3	304
Net cash (credits) costs	(581)		1,677		1,138	53	2,868
DD&A	905	[b]	529		358	18	905
Noncash and other costs, net	490	[c]	286		195	9	490
Total costs	814		2,492		1,691	80	4,263
Other revenue adjustments, primarily for pricing on prior period open sales	19		19		16	1	36
Gross profit	$4,032		$2,354		$1,598	$80	$4,032

Copper sales (millions of recoverable pounds)	1,093		1,093
Gold sales (thousands of recoverable ounces)					975

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.42		$4.42		$3,357
Site production and delivery, before net noncash and other costs shown below	1.88		1.10		834
By-product credits	(3.16)		—		—
Treatment charges	0.16		0.09		71
Export duties	0.31		0.18		138
Royalty on metals	0.28		0.16		125
Unit net cash (credits) costs	(0.53)		1.53		1,168
DD&A	0.82	[b]	0.49		367
Noncash and other costs, net	0.45	[c]	0.26		199
Total unit costs	0.74		2.28		1,734
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01		16
Gross profit per pound/ounce	$3.69		$2.15		$1,639

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$8,259		$2,052		$905
Treatment charges	9		184	[d]	—
Export duties	(337)		—		—
Royalty on metals	(304)		—		—
Noncash and other costs, net	—		490		—
Other revenue adjustments, primarily for pricing on prior period open sales	36		—		—
Eliminations and other	(1)		—		1
Indonesia operations	7,662		2,726		906
Other mining[e]	17,335		13,944		813
Corporate, other & eliminations[f]	(4,715)		(4,427)		40
As reported in FCX’s consolidated financial statements	$20,282		$12,243		$1,759

a.Includes silver sales of 3.3 million ounces ($37.82 per ounce average realized price) and incremental metals and sulfuric acid produced by PT Smelting and PTFI’s downstream processing facilities.
b.Includes $24 million ($0.02 per pound of copper) of idle facility costs associated with the September 2025 external mud rush incident.
c.Includes charges totaling (i) $185 million ($0.17 per pound of copper) for operational readiness and start-up costs associated with PTFI’s downstream processing facilities, (ii) $171 million ($0.16 per pound of copper) for idle facility and direct recovery costs associated with the September 2025 external mud rush incident, (iii) $56 million ($0.05 per pound of copper) for remediation costs related to the October 2024 incident at PTFI’s smelter, (iv) $39 million ($0.04 per pound of copper) associated with PT Smelting planned maintenance and idle facility related tolling fees and (v) $24 million ($0.02 per pound of copper) related to the reversal of previously capitalized land lease costs associated with PTFI’s downstream processing facilities.
d.Primarily represents tolling costs paid to PT Smelting and excludes $39 million of tolling fees that were recognized as idle facility costs in noncash and other costs, net (refer to note c above) associated with PT Smelting’s planned maintenance turnaround.
e.Represents the combined total for FCX’s U.S. copper mines, South America operations, Molybdenum mines, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
f.Represents Corporate, other & eliminations as presented in "Business Divisions and Segments," beginning on page X.
XXVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In millions)	2026	2025

Revenues, excluding adjustments[a]	$241	$186
Site production and delivery, before net noncash and other costs shown below	147	144
Treatment charges and other	8	9
Net cash costs	155	153
DD&A	24	22
Noncash and other costs, net	7	6
Total costs	186	181
Gross profit	$55	$5

Molybdenum sales (millions of recoverable pounds)[a]	8	8

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$31.18	$23.57
Site production and delivery, before net noncash and other costs shown below	19.05	18.32
Treatment charges and other	0.99	1.09
Unit net cash costs	20.04	19.41
DD&A	3.04	2.72
Noncash and other costs, net	1.02	0.80
Total unit costs	24.10	22.93
Gross profit per pound	$7.08	$0.64

Reconciliation to Amounts Reported
		Production
Three Months Ended September 30, 2026	Revenues	and Delivery	DD&A
Totals presented above	$241	$147	$24
Treatment charges and other	(8)	—	—
Noncash and other costs, net	—	7	—
Molybdenum mines	233	154	24
Other mining[b]	9,638	6,586	478
Corporate, other & eliminations[c]	(2,325)	(2,261)	18
As reported in FCX’s consolidated financial statements	$7,546	$4,479	$520

Three Months Ended September 30, 2025
Totals presented above	$186	$144	$22
Treatment charges and other	(9)	—	—
Noncash and other costs, net	—	6	—
Molybdenum mines	177	150	22
Other mining[b]	8,589	5,746	588
Corporate, other & eliminations[c]	(1,794)	(1,691)	15
As reported in FCX’s consolidated financial statements	$6,972	$4,205	$625

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s U.S. copper mines, South America and Indonesia operations, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
c.Represents Corporate, other & eliminations as presented in “Business Divisions and Segments,” beginning on page X. Also includes amounts associated with our molybdenum sales company, including sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.

XXVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In millions)	2026		2025

Revenues, excluding adjustments[a]	$673		$561
Site production and delivery, before net noncash and other costs shown below	414		382
Treatment charges and other	24		27
Net cash costs	438		409
DD&A	70		74
Noncash and other costs, net	27	[b]	18
Total costs	535		501
Gross profit	$138		$60

Molybdenum sales (millions of recoverable pounds)[a]	25		26

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$27.95		$21.37
Site production and delivery, before net noncash and other costs shown below	17.20		14.56
Treatment charges and other	0.99		1.04
Unit net cash costs	18.19		15.60
DD&A	2.88		2.80
Noncash and other costs, net	1.16	[b]	0.68
Total unit costs	22.23		19.08
Gross profit per pound	$5.72		$2.29

Reconciliation to Amounts Reported

			Production
Nine Months Ended September 30, 2026	Revenues		and Delivery	DD&A
Totals presented above	$673		$414	$70
Treatment charges and other	(24)		—	—
Noncash and other costs, net	—		27	—
Molybdenum mines	649		441	70
Other mining[c]	26,417		18,465	1,427
Corporate, other & eliminations[d]	(6,257)		(6,042)	60
As reported in FCX’s consolidated financial statements	$20,809		$12,864	$1,557

Nine Months Ended September 30, 2025
Totals presented above	$561		$382	$74
Treatment charges and other	(27)		—	—
Noncash and other costs, net	—		18	—
Molybdenum mines	534		400	74
Other mining[c]	24,463		16,270	1,645
Corporate, other & eliminations[d]	(4,715)		(4,427)	40
As reported in FCX’s consolidated financial statements	$20,282		$12,243	$1,759

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Includes charges totaling $7 million ($0.28 per pound of molybdenum) for inventory write-offs.
c.Represents the combined total for FCX’s U.S. copper mines, South America and Indonesia operations, U.S. Rod & Refining and Atlantic Copper as presented in “Business Divisions and Segments,” beginning on page X.
d.Represents Corporate, other & eliminations as presented in “Business Divisions and Segments,” beginning on page X. Also includes amounts associated with our molybdenum sales company, including sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVIII